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                                 EXHIBIT 4(C)
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   Friedman's Inc. Amended and Restated 1994 Stock Option Plan for Outside
                                   Directors
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                                FRIEDMAN'S INC.

                             AMENDED AND RESTATED
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                 1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
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     1.   Purpose.  The purpose of the Friedman's, Inc. 1994 Stock Option Plan
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for Outside Directors (the "Plan") is to advance the interests of Friedman's,
Inc. (the "Company") by encouraging ownership of the Company's $.01 par value Class A common stock (the "Common Stock") by non-employee directors of the Company, thereby giving such directors an increased incentive to devote their efforts to the success of the Company.

     2.   Administration.  Grants of options under this Plan are automatic.
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This Plan is intended to be a formula plan and shall be interpreted accordingly.
The Board of Directors shall have the power to interpret the Plan and shall have the other powers and authority set forth herein.

     3.   Eligibility.  Except as provided otherwise in this paragraph 3,
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options under the Plan shall be granted in accordance with paragraph 5 to each member of the Company's Board of Directors who is not a current employee of the Company ("Outside Director"), provided that shares of the Company's Common Stock remain available for grant hereunder in accordance with paragraph 4. In the event that a new Outside Director is appointed by the Board of Directors to fill a directorship position, the new Outside Director shall not be eligible for an option grant until elected as a director by the stockholders of the Company. A person to whom an option is granted under the Plan shall be referred to hereinafter as a "Grantee".

     4.   Shares Subject to Plan.  The shares subject to the Plan shall be
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authorized but unissued or reacquired shares of the Company's Common Stock.
Subject to adjustment in accordance with the provisions of paragraph 6 of the Plan, the maximum number of shares of Common Stock for which options may be granted under the Plan shall be 50,000, and the initial adoption of the Plan by the Board of Directors of the Company shall constitute a reservation of 50,000 authorized but unissued, or reacquired, shares of Common Stock for issuance only upon
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the exercise of options granted under the Plan. In the event that any outstanding option granted under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subject in whole or in part to any option granted under the Plan.

     5.   Terms and Conditions of Options.  Options granted pursuant to the Plan
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shall be evidenced by Stock Option Agreements in such form as shall comply with and be subject to the following terms and conditions:

          (a)  Grant.  Each Outside Director who is serving in such capacity as
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of the day following the 1994 annual meeting of the Company's stockholders
("Annual Meeting") shall be granted an option to purchase 5,000 shares of the Company's Common Stock as of December 20, 1993, subject to adjustment as provided in Section 6. As of the day following each subsequent Annual Meeting, each Outside Director who is serving in such capacity as of such date shall be granted an option to purchase 1,000 shares of Common Stock, subject to adjustment pursuant to Section 6.

               On the date that each subsequent Outside Director is initially elected or appointed to the Board, such director will receive an option to purchase 5,000 shares of Common Stock, subject to adjustment as provided in the Plan.

               If the shares of Common Stock are not available under this Plan to grant to Outside Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Outside Director shall receive an option to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock then available under the Plan divided by the number of Outside Directors as of the day following the applicable Annual Meeting. Fractional shares shall be ignored and not granted.

               If at an Annual Meeting (and during the term of this Plan) there are not sufficient shares of Common Stock available under the Plan to grant each Outside Director an option to purchase the full amount of shares of Common Stock, the provisions of this paragraph shall apply. If during the term of this Plan, additional shares of Common Stock become available for grant (e.g., because of the forfeiture or lapse of an option) each person who was an Outside Director both during such Annual Meeting and on the date the additional shares of Common
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Stock become available ("Continuing Outside Director") shall receive an additional option to purchase shares of Common Stock. The number of available shares shall be divided equally among the options granted to the Continuing Outside Directors. However, the aggregate number of shares of Common Stock subject to the Continuing Outside Director's new option and any prior option granted to the Continuing Outside Director on the day following the applicable Annual Meeting shall not exceed 1,000 shares of Common Stock (subject to adjustment pursuant to paragraph 6). If Outside Directors have not received the full amount of shares of Common Stock on the day following two or more Annual Meetings, available options shall be granted beginning with the earliest Annual Meeting.

          (b)  Option Price.  The option price for each option granted under the
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Plan shall be the Fair Market Value (as defined below) of the shares of Common
Stock subject to the option on the date of grant of the option. For purposes of the Plan, the "Fair Market Value" of the shares of Common Stock shall mean the closing "asked" price of the shares in the over-the-counter market on the day on which such value is to be determined or, if such "asked" price is not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service. If the shares are listed on a national securities exchange, "Fair Market Value" means the closing price of the shares on such national securities exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Inc. or other national quotation service.

          (c)  Medium and Time of Payment.  The option price shall be payable in
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full upon the exercise of an option in cash, by check, in shares of Common Stock already held by the Grantee or any combination thereof. In the event that all or part of the option price is paid in shares of Common Stock, the value of such shares shall be equal to the Fair Market Value of such shares on the date of exercise of the option (determined as provided in paragraph 5(b) of the Plan), and the Grantee shall deliver to the Company a certificate or certificates representing such
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shares duly endorsed to the Company or accompanied by a duly-executed separate instrument of transfer satisfactory to the Board of Directors.

          (d)  Term.  Each option granted under the Plan shall, to the extent
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not previously exercised, terminate and expire on the date five years after the date of grant of the option, unless earlier terminated as provided hereinafter in Section 5(g).

          (e)  Exercisability.  Six months after the option is granted, the
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option may be exercised from time to time, in whole or in part.

          (f)  Method of Exercise.  All options granted under the Plan shall be
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exercised by an irrevocable written notice directed to the Secretary of the
Company at the Company's principal place of business. Such written notice shall specify the form of payment made by the Grantee or his successor as provided by paragraph 5(c) of the Plan and shall be accompanied by payment in full of the option price for the shares for which such option is being exercised. The Company shall make delivery of certificates representing the shares for which an option has been exercised within a reasonable period of time; provided, however, that if any law, regulation or agreement requires the Company to take any action with respect to the shares for which an option has been exercised before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. Certificates representing shares for which options are exercised under the Plan may bear such restrictive legends as may be necessary or desirable in order to comply with applicable federal and state securities laws. Nothing contained in the Plan shall be construed to require the Company to register any shares of Common Stock underlying options granted under this Plan.

          (g)  Effect of Termination of Directorship or Death.
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               (i)   Termination of Directorship. Upon termination of the
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directorship of any Grantee with the Company for any reason other than for cause or death, the option held by the Grantee under the Plan shall terminate one year following the date of the Grantee's termination or, if earlier, on the date of expiration of the option as provided by paragraph 5(d) of the Plan. If the Grantee exercises the option after termination of the Grantee's
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directorship, the Grantee may exercise the option only with respect to the shares which were otherwise exercisable on the termination date of the Grantee's directorship. Such exercise shall otherwise be subject to the terms and conditions of the Plan. If the Outside Director's membership on the Board of Directors is terminated for cause, all options granted to such Outside Director shall expire upon such termination.

               (ii)  Death. In the event of the death of a Grantee, the
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Grantee's personal representatives, heirs or legatees (the "Grantee's
Successors") may exercise the option held by the Grantee on the date of his death, to the extent then exercisable, upon proof satisfactory to the Company of their authority. The Grantee's Successors must exercise any such option within one year after the date of the Grantee's death and in any event prior to the date on which the option expires as provided by paragraph 5(d) of the Plan. Such exercise otherwise shall be subject to the terms and conditions of the Plan.

          (h)  Nonassignability of Option Rights.  No option shall be assignable
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or transferable by the Grantee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Title I of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986. During the lifetime of the Grantee, the option shall be exercisable only by the Grantee.

          (i)  Rights as Stockholder.  Neither the Grantee nor the Grantee's
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Successors shall have rights as a stockholder of the Company with respect to shares of Common Stock covered by the Grantee's option until the Grantee or the Grantee's Successors become the holder of record of such shares.

          (j)  No Options in Certain Cases.  No options shall be granted except
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within a period of eight years after the effective date of the Plan.
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     6.   Adjustments.
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          (a)  If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be automatically and appropriately adjusted, including the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding options.

          (b)  In the event of: (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash other otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan. If there is no surviving corporation, all outstanding options shall continue in full force and effect.

     7.   Effective Date and Termination of Plan.
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          (a)  Effective Date.  The Plan shall become effective as of the day
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following the 1994 Annual Meeting, provided that the stockholders of the Company shall approve the Plan during the 1994 Annual Meeting.

          (b)  Termination.  The Plan shall terminate eight years after its
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effective date, but the Board of Directors may terminate the Plan at any time prior to such date.  Termination of the Plan shall not alter or impair any of the rights or obligations under any option theretofore granted under the Plan unless the Grantee shall so consent.
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     8.   Application of Funds.  The proceeds received by the Company from the
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sale of shares of Common Stock pursuant to options granted under the Plan may be used for general corporate purposes.

     9.   No Obligation to Exercise Option.  The granting of an option shall
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impose no obligation upon the Grantee to exercise such option.

     10.  Amendment.  The Board of Directors of the Company by majority vote may
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amend the Plan; provided, however, that the Board may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

     Any amendment to the Plan shall not, without the written consent of the Grantee, affect such Grantee's rights under any option theretofore granted to such Grantee.